Exhibit 10.4

Lender Support Letter

March 13, 2024

ImmunogenX, Inc.
1600 Dove Street, Suite 330
Newport Beach, CA 92660
Attention: Jack A. Syage
Chief Executive Officer

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of October 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between ImmunogenX, Inc., a Delaware corporation (“ImmunogenX”), and Mattress Liquidators, Inc. (together with its successors and assigns, the “Lender”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. Pursuant to the Credit Agreement and the Collateral Documents, the obligations under the Credit Agreement and the other Loan Documents are secured by security interests, liens and charges in certain property and assets of ImmunogenX (the “Collateral”) granted to the Lender. ImmunogenX currently proposes to engage in a business combination transaction pursuant to which ImmunogenX will engage in two mergers with subsidiaries of First Wave BioPharma, Inc. (the “Merger Transaction”).

In connection with the repayment of $1,000,000 towards the principal amount of amounts owed by ImmunogenX under the Credit Agreement to the Lender on the date hereof, the Lender hereby confirms, covenants and agrees as follows, notwithstanding anything contained in the Credit Agreement:

(a)            (i) ImmunogenX (or any successor thereto) shall be entitled to license or transfer rights to any intellectual property which may constitute Collateral (including without limitation patents, licenses, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information) pursuant to a license agreement (or similar agreement) with any third parties (each such agreement, a “License Agreement”) subject to the security interests, liens and charges granted to the Lender under the Credit Agreement, and (ii) the Lender hereby consents to each such License Agreement and acknowledges and agrees that ImmunogenX and each licensee under each License Agreement (each, a “Licensee”) shall be entitled to rely as beneficiaries under this letter agreement. Lender hereby consents to the Merger Transaction.

(b)            If, upon enforcement by the Lender of any of its rights and remedies under the Loan Documents, the Lender (including any of its representatives or designees) takes possession of, sells, assigns, transfers, grants any rights with respect to or otherwise exercises its rights and remedies under the Loan Documents with respect to all or any portion of the Collateral licensed under a License Agreement (any such action, a “Foreclosure Action”), then:

(i)            Any transfer by Lender of any such Collateral licensed under a License Agreement to any transferee (a “Successor Licensor”), including to any purchaser as part of any sale or other disposition conducted as part of any foreclosure sale or bankruptcy court supervised sale, liquidation or reorganization, shall be subject to and not free and clear of the rights of the Licensee under the applicable License Agreement (the “Licensee Rights”), and the Lender covenants and agrees not to seek or support any plan or action that would result in any discharge, waiver, modification or termination of any Licensee Rights.

(ii)            The Lender further acknowledges, covenants and agrees that no Foreclosure Action will disturb, diminish or interfere with the Licensee Rights (including, without limitation, any sublicenses granted or permitted to be granted thereunder), and (y) the Lender shall notify any Successor Licensor of the Licensee Rights described in the applicable License Agreement in writing prior to any transfer thereof, and condition any sale, transfer or other disposition thereof to the written acknowledgement by such Successor Licensor of the same.

This letter and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of New York without giving effect its conflict of laws provisions.

Yours faithfully

MATTRESS LIQUIDATORS, INC.

/s/ David Dolan

Agreed and acknowledged:

IMMUNOGENX, INC.

/s/ Jack A. Syage